EXHIBIT 99.2

Non-GAAP Financial Measure

The United States Securities and Exchange Commission requires public companies, such as Energen, to reconcile Non-GAAP (GAAP refers to generally accepted accounting principles) financial measures to related GAAP measures. Adjusted earnings per diluted share is a Non-GAAP financial measure. During the fourth quarter of 2006, the Company plans on recognizing the sale of a 50 percent interest in its lease position in various shale plays in Alabama to Chesapeake Energy Corporation (Chesapeake). This transaction is a non-recurring event. Accordingly, the Company believes that adjusted earnings per diluted share provides critical information to users of the financial statements concerning the Company's core operations.

	2005 Actual	2006 Estimated Range

Earnings per diluted share (GAAP)	$ 2.35	$ 3.57	-	$ 3.77
Chesapeake lease position sale		0.47	-	0.47

Adjusted earnings per diluted share (Non-GAAP)		$ 3.10	-	$ 3.30

This estimate is a "forward-looking statement" as defined by the Securities and Exchange Commission. All statements based on future expectations rather than on historical facts are forward-looking statements that are dependent on certain events, risks and uncertainties that could cause actual results to differ materially from those anticipated. In addition, the Company cannot guarantee the absence of errors in input data, calculations and formulas used in its estimates, assumptions and forecasts. A discussion of risks and uncertainties, which could affect future results of Energen and its subsidiaries, is included in the Company's periodic reports filed with the Securities and Exchange Commission.